Exhibit 10.1

U.S. LOCALIZATION

Pierre-Marie De Leener

Executive Vice President

PPG Industries, Inc.

EMPLOYMENT:

•	You will be employed by PPG Industries, Inc. Your position will be Executive Vice President, reporting to C. E. Bunch, Chairman and Chief Executive Officer, PPG Industries, Inc.

COMPENSATION:

•	Your Annual U.S. Base Salary effective September 1, 2011 will be $590,000.

•	Your target Incentive Compensation (IC) award effective September 1, 2011 will be $531,000.

Your 2011 IC award paid in 2012 will be calculated as follows:

January through August 2011 – Switzerland assignment/target

September through December 2011 – U.S. assignment/target

The payment will be issued in U.S. dollars and paid in 2012 when U.S. IC awards are paid. The currency converter used to calculate the Swiss portion of your award will be that in effect on December 31, 2011.

•	In addition to long term incentive previously granted in 2011, you will receive 9,000 stock options, 2,300 Performance RSU’s and 2,300 TSR’s on September 12, 2011.

BENEFITS:

•

Effective September 1, 2011, you will participate in PPG’s U.S. Defined Contribution (DC) retirement plan and PPG Employee Savings Plan. In recognization of the difference between the value of the Swiss Pension Plan and the U.S. DC Retirement Plan, a grant of 5000 performance based RSUs will be added to your February 2012, Long Term Incentive grant in addition to what otherwise may be granted at that time.

•

Except as otherwise provided in the Change in Control Employment Agreement between you and PPG dated August 29, 2008, if your employment is terminated by the company for reason other than cause, your termination indemnity will be $4,000,000. For purposes of this provision, “cause” means that you, as determined by PPG’s management: (i) engaged in one or more acts of fraud, dishonesty, embezzlement, breach of trust or fiduciary duty, or other gross misconduct which would tend to materially and adversely impact the reputation of PPG; (ii) violated PPG rules, policies, or regulations; or (iii) failed to follow the directions of the Company’s management. In order to receive this termination indemnity, you will be required to sign PPG’s standard separation agreement and release.

•	Effective September 1, 2011, other benefits will be provided in accordance with PPG’s U.S. employee benefits plans, including:

•	Deferred Compensation Plan

•

Health Care/Prescription Drug/Dental through the Swiss GMC International plan through July 31, 2012. Effective August 1, 2012, the Health Care/Prescription Drug/Dental coverage will be on the same terms and conditions as other General Office employees

•	Benefit Account (FSA)

•	Salary Continuance Plan (Short Term Disability)

•	Basic Long Term Disability

•	Supplemental Long Term Disability

•	Basic Life Insurance

•	Group Universal Life Insurance

•	Basic Accidental Death and Dismemberment Insurance

•	Voluntary Accidental Death and Dismemberment Insurance

•	Seatbelt Wearer’s Insurance

•	Business Travel Accident

•	Five weeks (25 days) of vacation (this is the maximum time under the U.S. vacation schedule) and 10 paid Holidays (as determined by the General Office Holiday schedule)

TAX ASSISTANCE:

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Tax preparation service will be provided for Tax Years 2011, 2012, and 2013. This includes preparation of any and all needed personal income tax returns – Switzerland, the Netherlands, and U.S. Federal/State/Local. This service includes any required departure returns for Switzerland.

•	You will be responsible for U.S. taxes effective September 1, 2011.

•

You will also receive a tax briefing conducted by PPG’s designated tax service provider to explain the U.S./Swiss/Dutch tax impact of this transfer and tax impact of becoming a U.S. Permanent Resident.

•

PPG will also pay the tax service provider fees for obtaining ITIN (tax ID) numbers for your spouse and dependent children, if U.S. social security numbers are not available by April 2012 tax filing deadline.

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For 2011 and 2012 tax years, Dutch taxes incurred on PPG U.S. income (less income subject to exemption relief in the Netherlands) will be reimbursed, provided your family relocates to the U.S. by August 1, 2012. These tax reimbursements will be grossed-up for U.S. tax purposes.

•	If you are taxed in the U.S. on PPG equity (LTI) compensation that:

(1)	Was issued to you prior to the effective date of your transfer to the U.S.,

(2)	You paid foreign tax on previously, and

(3)	You are unable to obtain a U.S. tax credit to offset prior foreign taxes paid,

PPG will reimburse you for the additional U.S. taxes (federal, state, local) that you incur. This applies to PPG equity (LTI) compensation only – not to pension benefits, outside investment income, or any other income.

TEMPORARY LIVING COSTS DURING RELOCATION:

•	PPG will reimburse reasonable expenses (room, meals, telephone, laundry, etc. – per the PPG Travel Expense Policy) for up to 60 days.

•	You will be eligible for rental of a car for up to 60 days.

•

Apartment finding assistance will be provided and settling-in services will be provided to assist you with applying for social security numbers, setting-up utilities, applying for driver’s licenses, etc.

TRAVEL FOR SPOUSE AND DAUGHTERS REMAINING IN THE NETHERLANDS:

•	PPG will reimburse one trip per year in 2011 and 2012 for your wife and two daughters.

•	Reimbursement will be for economy class roundtrip airfare from The Netherlands to Pittsburgh. No other costs will be reimbursed.

U.S. HOME PURCHASE ASSISTANCE:

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You will be eligible to participate in the home purchase provisions of the U.S. Employee Relocation Program. These provisions include reimbursement of lender fees, title charges, government recording/transfer charges, etc. Home purchase must be completed by December 1, 2012 to be eligible for this benefit.

•	PPG will reimburse travel expenses (per PPG Travel Policy) for you, your spouse, and children to take one home search trip of up to 7 days plus travel time. Air travel is at economy class from Europe.

RELOCATION TRAVEL TO THE U.S.:

•	PPG will reimburse one-way travel expenses for you, your wife, and children from Europe to Pittsburgh, Pennsylvania.

INTERNATIONAL SHIPMENT OF HOUSEHOLD GOODS:

•

PPG will pay to ship your household goods from Switzerland/The Netherlands to the U.S. per the International Household Goods Shipping Policy. You will be eligible for 1 air shipment (not to exceed 1000 pounds or cubic equivalency) and 1 unlimited surface shipment.

•	Temporary storage of household goods for up to 120 days will also be reimbursed.

•	Long-term storage in Europe or the U.S. will not be reimbursed nor will PPG pay for any subsequent air or surface shipments.

•	PPG’s Corporate Relocation Department in Pittsburgh will arrange for the shipment of your household goods.

BANK WIRE FEES:

•	PPG will reimburse the cost of any international wire transfer fees you may incur for transferring funds from Switzerland/The Netherlands to the U.S. during 2011.

•	You will be responsible for all foreign exchange rate issues.

PPG STANDARD EMPLOYEE AGREEMENT:

•	You must sign the standard PPG Employee Agreement.

/s/ Pierre-Marie De Leener	September 12, 2011
Pierre-Marie De Leener	Date

/s/ J. C. Jordan	September 12, 2011
J. C. Jordan	Date
Vice President, Human Resources